QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Deerfield, State of Massachusetts, on the    day of May 2003.

THE YANKEE CANDLE COMPANY, INC.
By:	Craig W. Rydin Chairman of the Board, President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig W. Rydin, Robert R. Spellman and Sandra J. Horbach his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and a registration statement registering additional securities pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
Craig W. Rydin	Chairman of the Board, President, Chief Executive Officer and Director (principal executive officer)	May , 2003
Robert R. Spellman	Senior Vice President of Finance, Chief Financial Officer and Director (principal financial and accounting officer)	May , 2003
/s/ THEODORE J. FORSTMANN Theodore J. Forstmann	Director	May 5, 2003
Sandra J. Horbach	Director	May , 2003

Dale F. Frey	Director	May , 2003
Jamie C. Nicholls	Director	May , 2003
/s/ MICHAEL S. OVITZ Michael S. Ovitz	Director	May 5, 2003
Emily Woods	Director	May , 2003
/s/ RONALD L. SARGENT Ronald L. Sargent	Director	May 5, 2003
Michael F. Hines	Director	May , 2003

QuickLinks

SIGNATURES